                           LIMITED POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Allan Reine and Tara
Maduri, and each of them individually, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

     (1)     prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission
             (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of
             1934, as amended, or any rule or regulation of the SEC;

     (2)     execute for and on behalf of the undersigned, in the undersigned's capacity as officer and/or director of Foghorn Therapeutics Inc.
             (the "Company"), Forms 3, 4, 5 and any Schedules 13D or 13G in
             accordance with Section 16(a) of the Securities Exchange Act of
             1934, as amended, and the rules thereunder;

     (3)     do and perform any and all acts for and on behalf of the
             undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
             and

     (4)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as each such attorney-in-fact may approve in each such attorney-in-fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and any Schedules
13D or 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each foregoing attorney-in-fact.

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     IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 29 day of October, 2020

                                             /s/ Steven F. Bellon
                                             -----------------------------------
                                             Name: Steven F. Bellon, Ph.D.